EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

CONSENT OF INDEPENDENT ACCOUNTANTS

    I hereby consent to the incorporation by reference for Garman Cabinet & Millwork, Inc. for the year ended December 31, 2008 of our reports dated August 18, 2009 included in its Registration Statement on Form S-1, Amendment No. 7 dated November 4, 2009 relating to the financial statements for the two years ended December 31, 2008. I also hereby consent to being named as an expert in the Registration Statement on Form S-1, Amendment No. 7.

/s/ Traci J. Anderson
Traci J. Anderson, CPA

Huntersville, NC 28078

November 4, 2009